UNISYS CORPORATION
                                   ("Company")
                                 Debt Securities
                                 TERMS AGREEMENT


May 10, 2001

Unisys Corporation
Unisys Way
Blue Bell, Pennsylvania  19424
Attention:  Vice President and Treasurer


Dear Sirs:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-51885), Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-20373) and Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-25715) ("Underwriting Agreement"), the following securities ("Securities") to be issued under an indenture, dated May 1, 2001, between the Company and HSBC Bank USA, as Trustee, on the following terms:

Title:  8 1/8% Senior Notes Due 2006

Principal Amount:  $350,000,000

Interest: 8 1/8% per annum, payable semiannually on June 1 and December 1, commencing December 1, 2001, to holders of record on the preceding May 15 or November 15, as the case may be

Maturity:  June 1, 2006

Optional Redemption: None

Sinking Fund:  None

Delayed Delivery contracts: None.

Purchase Price: 97.480% of principal amount, plus accrued interest, if any, from May 15, 2001.

Expected Reoffering Price: 98.980% of principal amount, subject to change by the undersigned.

Closing Date:  10 a.m. on May 15, 2001, at the offices of Simpson
Thacher & Bartlett, 425 Lexington Avenue, New York, New York  10017

Settlement:  Federal (same-day) funds.

Names and Addresses of Representatives:

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York  10080

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The Securities will be made available for checking and packaging at the office of Simpson Thacher & Bartlett at least 24 hours prior to the Closing Date.

Please signify your acceptance of our offer by signing the enclosed response in the space provided and returning it to us.

Very truly yours,

BEAR, STEARNS & CO. INC.
MERRILL LYNCH, PIERCE, FENNER
     & SMITH INCORPORATED

On behalf of themselves and as
Representatives of the Several
Underwriters

By:  BEAR, STEARNS & CO. INC.


By: /s/ Timothy A. O'Neil
    ----------------------
Name:  Timothy A. O'Neil
Title: Senior Managing Director



By:  MERRILL LYNCH, PIERCE, FENNER
     	& SMITH INCORPORATED


By: /s/ Marcey Becker
    -------------------------
Name:   Marcey Becker
Title:  Director


                           SCHEDULE A
UNDERWRITER                                               PRINCIPAL
                                                            AMOUNT

Bear, Stearns & Co. Inc.                                $185,500,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                  59,500,000
Banc of America Securities LLC                            26,250,000
BNY Capital Markets, Inc.                                 26,250,000
Deutsche Banc Alex. Brown                                 26,250,000
First Union Securities, Inc.                              26,250,000
                                                        ------------
     Total                                              $350,000,000
                                                        ============

To:           Bear, Stearns & Co. Inc.
              Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                 as Representatives of the Several Underwriters,
              c/o Bear, Stearns & Co. Inc.


We accept the offer contained in your letter, dated May 10, 2001, relating to $350,000,000 principal amount of our 8 1/8% Senior Notes Due 2006. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 333-51885), Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-20373) and Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-25715) ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been (or in the case of a form of prospectus filed pursuant to Rule 424(b)(1) or (4) there will be, as of the date of such prospectus) no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.
Very truly yours,


UNISYS CORPORATION


By:  /s/ Scott A. Battersby
     ----------------------
     Name:  Scott A. Battersby
     Title: Vice President and Treasurer